UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                       CURRENT REPORT PURSUANT TO SECTION
                     13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                         Date of Report: March 9, 1997

                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact name of registrant as specified in its charter)

               Virginia                                    52-1889548
       (State of Incorporation)                         (I.R.S. employer
                                                      identification no.)

12301 Old Columbia Pike, Silver Spring MD 20904          (301) 680-4343
   (Address of principal executive offices)      (Registrant's telephone number)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisitions or Disposition of Assets

     On February 26, 1997, Humphrey Hospitality Trust, Inc., through its partnership, Humphrey Hospitality L.P. (the "Partnership") completed the acquisition of a 49-room Comfort Inn hotel in Culpeper, Virginia from Gateway Partnership I.

     The purchase price for the hotel was follows:

     Culpeper, Virginia     $1,850,000

     The purchase price was paid through the assumption of debt from the Culpeper hotel and the use of cash. The Partnership assumed approximately $1,220,000 in taxable and tax exempt bond financing and utilized approximately $630,000 in cash for the purchase.

     The property is to be leased by the Partnership to Humphrey Hospitality Management, Inc., the lessor of the Partnership's other hotel properties, pursuant to percentage leases which provide for rent based, in part, on the room revenues from the hotel. The lease went into effect on February 26, 1997.

     The following table sets forth (i) the annual Base Rent, and (ii) the annual Percentage Rent formula:

Acquired Hotel          Base Rent      Percentage Rent Formula
--------------          ---------      -----------------------

Comfort Inn             $147,936       11% or quarterly room revenues up to room
Culpeper, Virginia                     revenues of $675,000 per annum, plus 11%
                                       of semi-annual room revenues up to
                                       $675,000 of room revenues per annum, plus
                                       35% of room revenues in excess of
                                       $675,000 of room revenues per annum, plus
                                       8% of monthly other revenues.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits

     As of the date of this report, historical audited financial information is not available. Audited financial information will be provided for the above acquisition, which did not meet the "significant amount of assets" test under
Item 2 of Form 8-K or Rule 3-05 of

Regulation S-X for the periods specified under Rule 3-05 of Regulation S-X, within sixty days of this report.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.


                               Humphrey Hospitality Trust, Inc.



Date:  3/9/97                  By:  /s/ James I. Humphrey, Jr.
     ___________________            __________________________________
                                    James I. Humphrey Jr.
                                    Chairman and President